Exhibit 99.1
Contact:

Jon W. Clark
Chief Financial Officer
(888) 686-0112
-Or-
Ashley M. Mancuso
Investor Relations
(888) 686-0112
Gramercy Property Trust Reports Second Quarter 2018 Financial Results
NEW YORK, N.Y. – July 30, 2018 – Gramercy Property Trust (NYSE: GPT) today reported financial results for the second quarter of 2018.
As a result of the announcement of the Company's proposed merger with affiliates of Blackstone Real Estate Partners VIII L.P. ("Blackstone"), Gramercy Property Trust will not conduct a conference call and webcast to discuss results for the quarter.
Operating Results:

($ in millions, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income to common shareholders	$22.9	$6.5	$48.4	$14.1
Net income per common share	$0.14	$0.04	$0.30	$0.09
FFO available to common shareholders and unitholders	$93.2	$74.3	$176.5	$141.7
FFO per common share	$0.56	$0.49	$1.06	$0.96
Core FFO available to common shareholders and unitholders	$84.1	$74.2	$169.1	$146.7
Core FFO per common share	$0.50	$0.49	$1.02	$1.00
AFFO available to common shareholders and unitholders	$79.8	$65.9	$160.3	$134.0
AFFO per common share	$0.48	$0.44	$0.96	$0.91
Second Quarter 2018 Highlights

•
Announced a definitive agreement with affiliates of Blackstone, under which Blackstone has agreed to acquire all of the Company's common shares for $27.50 per share in cash, plus, if the transaction is consummated after October 15, 2018, a per diem amount of approximately $0.004 per share for each day from October 15, 2018 until (but not including) the closing date.

•	Disposed of eight assets and one vacant land parcel for aggregate gross proceeds of $20.0 million.

•	Acquired two industrial properties for a purchase price of $22.2 million.
Summary
NEW YORK, N.Y. – July 30, 2018– Gramercy Property Trust (NYSE: GPT) today reported net income to common shareholders of $22.9 million, or $0.14 per diluted common share, for the three months ended June 30, 2018. For the second quarter of 2018, the Company generated NAREIT defined funds from operations ("FFO") of $93.2 million, or $0.56 per diluted common share. The Company also reported diluted Core FFO of $84.1 million, or $0.50 per diluted common share, during the quarter. The Company generated diluted adjusted funds from operations ("AFFO") of $79.8 million, or $0.48 per diluted common share, during the quarter. The Company had 160,792,820 common shares issued and outstanding as of June 30, 2018 and had 166,771,937 diluted weighted average common shares and units outstanding for its non-GAAP financial measure calculations for the three months ended June 30, 2018. A reconciliation of FFO, Core FFO and AFFO to net income available to common shareholders is included in this press release.
For the second quarter of 2018, the Company recognized total revenues of approximately $145.6 million, a decrease of 2.6% over total revenues of $149.5 million reported in the prior quarter.
As of June 30, 2018, the Company owned 355 properties containing an aggregate of approximately 81.1 million rentable square feet with 96.7% occupancy and an ABR weighted average remaining lease term of 7.2 years.

Merger with Blackstone
On May 6, 2018, the Company and GPT Operating Partnership L.P. (the "Operating Partnership") entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BRE Glacier Parent L.P. (“Parent”), BRE Glacier L.P. (“Merger Sub I”), and BRE Glacier Acquisition L.P. (“Merger Sub II”), all of which are affiliates of Blackstone Real Estate Partners VIII L.P., an affiliate of The Blackstone Group L.P. Pursuant to the Merger Agreement, Merger Sub II will merge with, and into the Operating Partnership and the Company will merge with and into Merger Sub I  (collectively, the "Mergers”). Following the Mergers, Merger Sub I and the Operating Partnership will continue as the surviving entities and the separate existence of Merger Sub II and the Company will cease. The Merger Agreement, the Mergers, and the other transactions contemplated thereby were unanimously approved by the Company’s board of trustees. Pursuant to the Merger Agreement, the closing of the Mergers will take place on the third business day after satisfaction of waiver of the conditions to the Merger (other than those conditions that by their nature are to be be satisfied or waived at the closing, but subject to the satisfaction or waiver of such conditions) or at such other date as mutually agreed to by the parties to the Merger Agreement; however, Parent may on one or more occasions elect to delay the closing to a date that is on or prior to October 10, 2018.
Pursuant to the terms and conditions in the Merger Agreement, each of the Company’s common shares that is issued and outstanding immediately prior to the effective time of the Mergers will automatically be converted into the right to receive an amount in cash equal to $27.50, plus, if the Mergers are consummated after October 15, 2018, a per diem amount of approximately $0.004 for each day from and after such date until, but not including, the closing date (the “Merger Consideration”) without interest. Each of the Company’s 7.125% Series A Preferred Shares issued and outstanding immediately prior to the effective time of the Mergers will be redeemed as of the closing date of the Mergers through the payment of an amount in cash, without interest, equal to $25.00 plus accrued and unpaid dividends, if any, until, but not including, the closing date.
In addition, each outstanding Class A Unit of the Operating Partnership, or Class A Partnership Unit, that is issued and outstanding immediately prior to the effective time of the Mergers (other than certain specified Class A Partnership Units) will automatically be converted into, and will be canceled in exchange for, the right to receive an amount in cash equal to the Merger Consideration, without interest, or in lieu of receiving the Merger Consideration, each qualifying holder of a Class A Partnership Unit may elect to receive one newly created Series B Cumulative Preferred Unit in the surviving partnership for each OP Unit of such holder. Each unvested Company LTIP Unit (as defined in the Merger Agreement) will vest pursuant to its terms on the day prior to the effective time of the Mergers, and each vested Company LTIP Unit (including those that vest on the day prior to the effective time of the Mergers) will convert into a Class A Partnership Unit immediately prior to the effective time of the Mergers and be treated as a Class A Partnership Unit as described above.
The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to, in all material respects, use commercially reasonable efforts to carry on its business in the ordinary course of business consistent with past practice, subject to certain exceptions, during the period between the execution of the Merger Agreement and the consummation of the Mergers. The obligations of the parties to consummate the Mergers are not subject to any financing condition or the receipt of any financing by Parent, Merger Sub I, or Merger Sub II.
The Mergers and the other transactions contemplated by the Merger Agreement must be approved by the affirmative vote of the holders of common shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter at a special meeting of shareholders to be held on August 9, 2018 at 9:30 a.m., New York time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, 10019. Please refer to the proxy statement filed with the SEC on June 27, 2018, which is available on the Company’s website www.gptreit.com for more information.

Property Dispositions
During the second quarter of 2018, the Company disposed of eight assets and one vacant land parcel for aggregate gross proceeds of $20.0 million.
The Company recorded net gains on disposals of $4.5 million for the assets sold during the quarter.

Second quarter 2018 property dispositions are summarized in the chart below:

($ in millions)
Disp. Date	MSA	Property Type	Rentable Square Feet	Sale Price	NTM Cash NOI at Disposition
4/12/2018	St. Louis	Vacant Land	23,222	$1.0	$0.2
6/6/2018	Spartanburg	Office	61,315	6.0	0.4
6/26/2018	Spartanburg	Industrial	202,465	4.2	0.3
Various	Various	Retail Bank Branch / Office	80,186	8.8	0.8
Total			367,188	$20.0	$1.8

Property Acquisitions
In the second quarter of 2018, the Company acquired two industrial properties in Orlando MSA and Atlanta MSA for a purchase price of $22.2 million.
Second quarter 2018 property acquisitions are summarized in the chart below:

($ in millions)
Acq. Date	MSA	Property Type	Rentable Square Feet	Purchase Price	Occupancy as of 6/30/2018	Acq. Cash NOI
5/8/2018	Orlando	Industrial	146,566	$9.8	100.0%	$0.6
6/28/2018	Atlanta	Industrial	241,900	$12.4	89.0%	$0.8
Total			388,466	$22.2		$1.4

Build-to-suit and development activity during the quarter is summarized in the charts below:

($ in millions)
MSA	Investment as of 6/30/18[1]	Total Budget	Acreage	Building SF at Completion	Estimated Completion Date	Estimated Year 1 NOI	WALT Upon Completion (Yrs)
Ongoing Projects
Memphis	$21.4	$45.3	79.5	1,015,740	Q4 2018	3.0	10.0
Detroit	$2.0	$11.3	20.0	150,000	Q4 2018	0.8	10.0
Charlotte	$4.7	TBD	76.0	TBD	Various	N/A	N/A
Total	$28.1	$56.6	175.5	1,165,740		$3.8

MSA	Investment as of 6/30/18[1]	Total Budget	Acreage	Building SF at Completion	Completion Date	NTM Cash NOI as of 6/30/18	WALT (Yrs) as of 6/30/2018
Completed
Charleston	$27.9	$29.1	25.8	240,800	Q2 2018	$2.5	19.8
Total	$27.9	$29.1	25.8	240,800		$2.5

1.	Investment includes costs accrued as of June 30, 2018.
Joint Ventures
E-Commerce
During the second quarter of 2018, the E-Commerce JV acquired two additional properties from its six asset seed portfolio for a pro rata purchase price of approximately $92.4 million.

($ in millions)
Acq. Date	MSA	Property Type	Rentable Square Feet	Purchase Price (pro-rata share)	Occupancy as of 3/31/2018	Acq. Cash NOI (pro-rata share)
4/3/2018	Northern VA	Industrial	1,016,041	$48.9	100.0%	$2.7
4/3/2018	Dallas/Fort Worth	Industrial	1,008,176	$43.5	100.0%	$2.4
Total			2,024,217	$92.4		$5.1
Europe

During the second quarter of 2018, the Fund acquired eleven properties for a purchase price of $235.2 million (€216.9 million). The carrying value of the Company's investment in the Fund was $27.0 million as of June 30, 2018.
Strategic Office Partners
On July 18, 2018, the Company sold its 25% interest in Strategic Office Partners for gross proceeds of $45.4 million, resulting in a profit to the Company of approximately $12.0 million, net of selling costs. The transaction valued the joint venture’s assets at $388.0 million. The carrying value of the Company's investment in Strategic Office Partners was $31.5 million at June 30, 2018.

Corporate
As of June 30, 2018, the Company maintained approximately $468.0 million of liquidity, as compared to approximately $599.4 million of liquidity reported at the end of the prior quarter. Liquidity includes $59.7 million of unrestricted cash as compared to approximately $42.0 million reported at the end of the prior quarter. As of June 30, 2018, there were $441.8 million of borrowings outstanding under the revolving credit facility.
General and administrative ("G&A"), expenses were $8.9 million for the quarter ended June 30, 2018 compared to $9.7 million in the prior quarter. G&A expenses included non-cash share-based compensation costs of approximately $1.9 million and $0.5 million of transaction related costs for the quarter ended June 30, 2018, compared to non-cash share-based compensation costs of approximately $1.9 million and $0.9 million of transaction costs for the quarter ended March 31, 2017. Transaction costs in the second quarter of 2018 were primarily attributable to the E-Commerce JV acquisitions.
Quarterly Distributions
The Company's Board of Trustees previously declared a second quarter 2018 dividend of $0.375 per share of common stock. The second quarter dividend was paid on July 16, 2018 to shareholders of record at the close of business on June 29, 2018. The Company also paid a second quarter 2018 dividend on its 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share on April 2, 2018 to preferred shareholders of record as of March 19, 2018. Pursuant to the terms of the merger agreement with Blackstone, the Company will not pay dividends on the common shares for any quarter thereafter, provided that if the Mergers are completed after October 15, 2018, shareholders will receive a per diem amount of approximately $0.004 per share for each day from October 15, 2018 until, but not including, the closing date.
Company Profile
Gramercy Property Trust is a leading global investor and asset manager of commercial real estate. The Company specializes in acquiring and managing high quality, income producing commercial real estate leased to high quality tenants in major markets in the United States and Europe.
To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at 888-686-0112.
Disclaimer
Non GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release.

Gramercy Property Trust
Consolidated Balance Sheets
(Unaudited, dollar amounts in thousands, except per share data)

	June 30, 2018	December 31, 2017
Assets:
Real estate investments, at cost:
Land	$1,008,704	$1,023,908
Building and improvements	4,849,168	4,863,916
Less: accumulated depreciation	(410,020)	(333,151)
Total real estate investments, net	$5,447,852	$5,554,673
Cash and cash equivalents	59,741	30,231
Restricted cash	12,026	12,723
Investment in unconsolidated equity investments	147,282	70,214
Assets held for sale, net	—	402
Tenant and other receivables, net	94,260	88,750
Acquired lease assets, net of accumulated amortization of $265,990 and $220,473	537,824	598,559
Other assets	134,763	100,484
Total assets	$6,433,748	$6,456,036
Liabilities and Equity:
Liabilities:
Senior unsecured revolving credit facility	$441,773	$357,162
Mortgage notes payable, net	499,215	563,521
Senior unsecured notes, net	496,990	496,785
Senior unsecured term loans, net	1,448,330	1,448,152
Total long-term debt, net	2,886,308	2,865,620
Accounts payable and accrued expenses	45,774	59,619
Dividends payable	62,601	61,971
Below market lease liabilities, net of accumulated amortization of $33,302 and $28,978	148,661	166,491
Other liabilities	54,462	50,002
Total liabilities	$3,197,806	$3,203,703
Commitments and contingencies
Noncontrolling interest in the Operating Partnership	156,293	113,530
Equity:
Common shares, par value $0.01, 160,792,820 and 160,686,822 issued and outstanding at June 30, 2018 and December 31, 2017, respectively	1,608	1,607
Series A cumulative redeemable preferred shares, par value $0.01, liquidation preference $87,500, and 3,500,000 shares authorized, issued and outstanding at June 30, 2018 and December 31, 2017	84,394	84,394
Additional paid-in-capital	4,406,445	4,409,677
Accumulated other comprehensive income	29,125	12,776
Accumulated deficit	(1,442,153)	(1,369,872)
Total shareholders' equity	$3,079,419	$3,138,582
Noncontrolling interest in other entities	230	221
Total equity	$3,079,649	$3,138,803
Total liabilities and equity	$6,433,748	$6,456,036

Gramercy Property Trust
Consolidated Statements of Operations
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues
Rental revenue	$119,177	$108,261	$241,422	$211,543
Operating expense reimbursements	22,346	19,628	45,656	39,996
Third-party management fees	2,374	1,638	5,164	6,230
Other income	1,698	1,838	2,833	3,590
Total revenues	$145,595	$131,365	$295,075	$261,359
Operating expenses
Depreciation and amortization	68,479	62,176	139,995	124,393
Property operating expenses	26,018	23,219	53,106	46,405
General and administrative expenses	8,862	9,100	18,548	17,856
Property management expenses	2,616	2,435	5,158	5,519
Merger-related expenses	1,945	—	1,945	—
Total operating expenses	107,920	96,930	218,752	194,173
Operating income	$37,675	$34,435	$76,323	$67,186
Other expenses:
Interest expense	(25,597)	(23,239)	(51,089)	(46,295)
Net impairment recognized in earnings	—	—	—	(4,890)
Gain on derivative instruments	14,970	—	14,970	—
Equity in net income (loss) of unconsolidated equity investments	(1,838)	248	(2,764)	154
Gain on extinguishment of debt	83	268	83	60
Impairment losses	(4,601)	(5,580)	(4,601)	(18,351)
Income (loss) from continuing operations before provision for taxes	$20,692	$6,132	$32,922	$(2,136)
Benefit (provision) for taxes	62	(147)	(559)	49
Income (loss) from continuing operations	$20,754	$5,985	$32,363	$(2,087)
Loss from discontinued operations	—	(28)	—	(52)
Income (loss) before net gain on disposals	$20,754	$5,957	$32,363	$(2,139)
Net gain on disposals	4,523	2,002	20,778	19,379
Net income	$25,277	$7,959	$53,141	$17,240
Net (income) loss attributable to noncontrolling interest	(845)	113	(1,647)	(41)
Net income attributable to Gramercy Property Trust	24,432	8,072	51,494	17,199
Preferred share dividends	(1,558)	(1,558)	(3,117)	(3,117)
Net income available to common shareholders	$22,874	$6,514	$48,377	$14,082
Basic earnings per share:
Net income from continuing operations, after preferred dividends	$0.14	$0.04	$0.30	$0.09
Loss from discontinued operations	$—	$—	$—	$—
Net income available to common shareholders	$0.14	$0.04	$0.30	$0.09
Diluted earnings per share:
Net income from continuing operations, after preferred dividends	$0.14	$0.04	$0.30	$0.09
Loss from discontinued operations	$—	$—	$—	$—
Net income available to common shareholders	$0.14	$0.04	$0.30	$0.09
Basic weighted average common shares outstanding	160,420,278	148,542,916	160,414,240	144,746,251
Diluted weighted average common shares outstanding	160,433,351	149,914,443	160,425,291	145,965,936

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income attributable to common shareholders	$22,874	$6,514	$48,377	$14,082
Depreciation and amortization	68,479	62,176	139,995	124,393
FFO adjustments for unconsolidated equity investments	4,470	2,337	6,391	4,590
Net income (loss) attributable to noncontrolling interest	845	(113)	1,647	41
Net loss from discontinued operations	—	28	—	52
Impairment loss on real estate investments	1,308	5,580	1,308	18,351
Other adjustments[1]	(221)	(200)	(421)	(408)
Net gain on disposals	(4,523)	(2,002)	(20,778)	(19,379)
Funds from operations attributable to common shareholders and unitholders	$93,232	$74,320	$176,519	$141,722
Core FFO adjustments for unconsolidated equity investments	93	—	767	—
Other-than-temporary impairments on retained bonds	—	—	—	4,890
Transaction costs	614	189	1,658	189
Merger-related expenses	1,945	—	1,945	—
Gain on extinguishment of debt	(83)	(268)	(83)	(60)
Gain on derivative instruments	(14,970)	—	(14,970)	—
Impairment loss - other	3,293	—	3,293	—
Mark-to-market on interest rate swaps	—	—	—	(46)
Core funds from operations attributable to common shareholders and unitholders	$84,124	$74,241	$169,129	$146,695
Non-cash share-based compensation expense	1,948	2,004	3,804	4,058
Amortization of deferred financing costs and non-cash interest	565	1,367	1,079	2,207
Other adjustments[2]	177	200	331	408
Amortization of free rent received at property acquisition	127	236	556	540
AFFO adjustments for unconsolidated equity investments	(45)	(21)	(88)	(7)
Straight-line rent	(5,803)	(7,458)	(12,828)	(14,718)
Amortization of market lease intangibles[3]	(1,313)	(4,680)	(1,705)	(5,227)
Adjusted funds from operations attributable to common shareholders and unitholders	$79,780	$65,889	$160,278	$133,956

Funds from operations per share – basic	$0.56	$0.50	$1.06	$0.98
Funds from operations per share – diluted	$0.56	$0.49	$1.06	$0.96
Core funds from operations per share – basic	$0.51	$0.50	$1.02	$1.01
Core funds from operations per share – diluted	$0.50	$0.49	$1.02	$1.00
Adjusted funds from operations per share – basic	$0.48	$0.44	$0.97	$0.92
Adjusted funds from operations per share – diluted	$0.48	$0.44	$0.96	$0.91
Basic weighted average common shares outstanding – EPS	160,420,278	148,542,916	160,414,240	144,746,251
Weighted average partnership units held by noncontrolling interest	5,934,765	560,443	5,490,217	590,547
Weighted average common shares and units outstanding	166,355,043	149,103,359	165,904,457	145,336,798
Diluted weighted average common shares and common share equivalents outstanding – EPS	160,433,351	149,914,443	160,425,291	145,965,936
Weighted average partnership units held by noncontrolling interest	5,934,765	560,443	5,490,217	590,547
Weighted average share-based payment awards	403,821	597,543	396,794	594,460
Diluted weighted average common shares and units outstanding	166,771,937	151,072,429	166,312,302	147,150,943

1.	Includes non-real estate depreciation and amortization.

2.
Includes non-real estate depreciation, amortization, and straight-line rent related to corporate office leases. Corporate office related straight-line rent has been reclassified into this line for the three and six months ended June 30, 2018.

3.	Includes amortization of lease inducement costs and market lease intangibles.

Disclaimers
Non-GAAP Financial Measures and Other Definitions
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release.
Funds from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to noncontrolling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.
Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are Company defined measures. CORE FFO is presented excluding transaction costs, merger-related expenses, gain (loss) on extinguishment of debt, other-than-temporary impairments on retained bonds, mark-to-market on interest rate swaps, and one-time charges. AFFO of the Company also excludes non-cash share-based compensation expense, amortization of market lease intangibles, amortization of deferred financing costs and non-cash interest, amortization of free rent received at property acquisition, straight-line rent, and other adjustments including non-real estate depreciation and amortization and straight line rent related to corporate office leases. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company's operating performances as they provide a meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's operating results.
FFO, Core FFO and AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income (determined in accordance with GAAP), as indications of our financial performance, or to cash flow from operating activities as measures of our liquidity, nor are they entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculations of FFO, Core FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.
Forward-looking Information
This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. Any forward-looking information in this release, speaks only as of the date on which it was made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.
These forward-looking statements include, among other things, statements about the expected benefits of the proposed merger with affiliates of Blackstone Real Estate Partners VIII L.P. ("Blackstone"), the expected timing and completion of the proposed merger with affiliates of Blackstone and the future business, performance and opportunities of Gramercy Property Trust. Forward-looking statements generally can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "should," "will," or similar words intended to identify information that is not historical in nature. These risks and uncertainties include, without limitation: ability to obtain the shareholder approval required to consummate the Merger and the timing of the closing of the Mergers, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the Mergers will not occur; unanticipated difficulties or expenditures relating to the Mergers; the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that have been, or may be, instituted against the parties and others related to the Merger Agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the Merger Agreement and/or potential difficulties in employee retention as a result of the announcement and pendency of the Merger Agreement; the Company's exclusive remedy against the counterparties to the Merger Agreement with respect to any breach of the Merger Agreement being to seek payment by Parent of a termination fee in the amount of $414 million (which amount is guaranteed by Blackstone Real Estate Partners VIII L.P.), which may not be adequate to cover the Company's damages; the Company's restricted ability to pay dividends to the holders of its common shares pursuant to the Merger Agreement.
Additional Information and Where to Find It
In connection with the proposed merger transaction involving Gramercy Property Trust ("Gramercy") and affiliates of Blackstone, Gramercy filed a definitive proxy statement on Schedule 14A (the "Proxy Statement") with the SEC on June 27, 2018, has mailed the Proxy Statement and a proxy card to Gramercy shareholders, and has filed and may file other relevant documents relating to the proposed merger transaction with the SEC. This communication does not constitute a solicitation of any vote or proxy from any shareholder of Gramercy. This communication is not a substitute for the Proxy Statement or for any other document that Gramercy may file with the SEC in connection with the proposed merger transaction. INVESTORS AND SECURITY HOLDERS OF GRAMERCY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other documents are available free of charge at the SEC's internet website, www.sec.gov. The final proxy statement and other pertinent documents also may be obtained free of charge on Gramercy's website,www.gptreit.com, or by directing a written request to Gramercy Property Trust at 90 Park Avenue, 32nd Floor, New York, NY 10016, Attention: Secretary.
Participants in the Solicitation
Gramercy and its trustees and certain of its executive officers may be deemed to be participants in the solicitation of proxies with respect to the proposed merger under the rules of the SEC. Information regarding Gramercy's trustees and executive officers is set forth in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 30, 2018, its proxy statement for its special meeting of shareholders, which was filed with the SEC on June 27, 2018, its Annual Report of Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the SEC on May 1, 2018 and other filings filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of Gramercy's trustees and executive officers in the proposed transaction is contained in the Proxy Statement and may be contained in other relevant materials filed with the SEC with respect to the proposed merger when they become available.